A/AProxy Voting Results

A special meeting of the fund's shareholders was held on September 15, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	9,021,745,247.98	75.866
Against	2,099,126,626.31	17.652
Abstain	447,896,200.08	3.767
Broker Non-Votes	322,905,380.05	2.715
TOTAL	11,891,673,454.42	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	11,263,340,660.36	94.716
Withheld	628,332,794.06	5.284
TOTAL	11,891,673,454.42	100.000
Ralph F. Cox
Affirmative	11,230,931,144.78	94.444
Withheld	660,742,309.64	5.556
TOTAL	11,891,673,454.42	100.000
Laura B. Cronin
Affirmative	11,257,964,242.72	94.671
Withheld	633,709,211.70	5.329
TOTAL	11,891,673,454.42	100.000
Robert M. Gates
Affirmative	11,254,680,145.76	94.643
Withheld	636,993,308.66	5.357
TOTAL	11,891,673,454.42	100.000
George H. Heilmeier
Affirmative	11,266,803,569.98	94.745
Withheld	624,869,884.44	5.255
TOTAL	11,891,673,454.42	100.000
Abigail P. Johnson
Affirmative	11,218,344,843.84	94.338
Withheld	673,328,610.58	5.662
TOTAL	11,891,673,454.42	100.000
Edward C. Johnson 3d
Affirmative	11,207,061,072.31	94.243
Withheld	684,612,382.11	5.757
TOTAL	11,891,673,454.42	100.000
Donald J. Kirk
Affirmative	11,243,214,275.92	94.547
Withheld	648,459,178.50	5.453
TOTAL	11,891,673,454.42	100.000
Marie L. Knowles
Affirmative	11,273,847,901.78	94.805
Withheld	617,825,552.64	5.195
TOTAL	11,891,673,454.42	100.000
Ned C. Lautenbach
Affirmative	11,274,646,212.88	94.811
Withheld	617,027,241.54	5.189
TOTAL	11,891,673,454.42	100.000
Marvin L. Mann
Affirmative	11,242,664,701.54	94.542
Withheld	649,008,752.88	5.458
TOTAL	11,891,673,454.42	100.000
William O. McCoy
Affirmative	11,254,343,233.63	94.641
Withheld	637,330,220.79	5.359
TOTAL	11,891,673,454.42	100.000
Robert L. Reynolds
Affirmative	11,262,484,068.98	94.709
Withheld	629,189,385.44	5.291
TOTAL	11,891,673,454.42	100.000
William S. Stavropoulos
Affirmative	11,265,906,006.22	94.738
Withheld	625,767,448.20	5.262
TOTAL	11,891,673,454.42	100.000
Dennis J. Dirks**
Affirmative	11,267,891,877.14	94.754
Withheld	623,781,577.28	5.246
TOTAL	11,891,673,454.42	100.000
Cornelia M. Small**
Affirmative	11,259,840,111.28	94.687
Withheld	631,833,343.14	5.313
TOTAL	11,891,673,454.42	100.000
* Denotes trust-wide proposals and voting results. ** Effective 1/1/05